UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 14, 2009

ONSTREAM MEDIA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Florida
(State of Jurisdiction of Incorporation)

000-22849	65-0420146
(Commission File Number)	(I.R.S. Employer Identification No.)

1291 SW 29 Avenue, Pompano Beach, Florida 33069
(Address of Principal Executive Offices) (Zip Code)

(954) 917-6655
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement
Item 3.02           Unregistered Sales of Equity Securities

On April 20, 2009 we filed a Form 8-K with the SEC which disclosed an April 16, 2009 transaction under which we received $750,000 from Rockridge Capital Holdings, LLC (the “Lender”), an entity controlled by one of our largest shareholders, in accordance with the terms of a Note and Stock Purchase Agreement (the “Agreement”) that we entered into with the Lender dated April 14, 2009 and which allowed for total borrowings of up to $1.0 million. In connection with that transaction, we issued a Note to the Lender, which is secured by a first priority lien on all of our assets, such lien subordinated only to the extent higher priority liens on assets, primarily our accounts receivable and certain designated software and equipment, are held by certain of our other lenders. We entered into a Security Agreement with the Lender that contains certain covenants and other restrictions with respect to the collateral.

Subsequent to the above-referenced Form 8-K filing, we borrowed the additional $250,000 allowed for under the Agreement and made monthly principal payments aggregating $106,480 (plus interest).

On September 14, 2009, we entered into Amendment Number 1 to the Agreement (the “Amendment”), as well as an Allonge to the Note (the “Allonge”), which allowed us to borrow up to an additional $1.0 million from Lender, resulting in cumulative potential borrowings of up to $2.0 million. We borrowed $500,000 of the additional $1.0 million on September 18, 2009. After giving effect to the Amendment and the Allonge, as well as the borrowing of the additional $500,000, the terms of the Agreement and the Note are as follows:

The Note, which has a current remaining principal balance of $1,393,520, is repayable in equal monthly installments commencing September 14, 2009 and extending through August 14, 2013, which installments include principal (except for a $375,000 balloon payable at the end of the four year period) plus interest (at 12% per annum) on the remaining unpaid balance. The Note and Stock Purchase Agreement also provides that the Lender may receive an origination fee upon not less than sixty-one (61) days written notice to us, which fee would be satisfied by our issuance of up to 1,950,000 restricted ONSM common shares (the “Shares”) to the Lender. These 1,950,000 shares include the 1,500,000 shares already part of the transaction as it was disclosed in the Form 8-K we filed on April 20, 2009. 250,000 additional Shares are available to the Lender under the same terms as the 1,950,000 Shares, if and when we borrow the final $500,000 available under the Agreement.

Upon notice from Lender at any time and from time to time prior to the end of the loan term (the “Maturity Date”), the outstanding principal balloon payment of the Note (currently $375,000 but may increase to up to $500,000 in the event of additional borrowings hereunder) may be converted into a number of restricted shares of ONSM common stock. Upon notice from Lender at any time after September 4, 2010 and prior to the end of the loan term, up to fifty percent (50%) of the outstanding principal amount of the Note (excluding the balloon payment subject to conversion per the previous sentence) may be converted into a number of restricted shares of ONSM common stock. If we sell all or substantially all of our assets, or at any time after September 4, 2011, prior to the end of the loan term, the remaining outstanding principal amount of the Note may be converted into a number of restricted shares of ONSM common stock.

The above conversions are subject to a minimum of one month between conversion notices (unless such conversion amount exceeds $25,000) and will use a conversion price which shall be a twenty percent (20%) discount of the fair market value of the average closing bid price for our common stock for the prior twenty (20) days of trading on the NASDAQ Capital Market (or such other exchange or market on which our common shares are trading) prior to such Lender notice, but such conversion price not less than $0.40 per share.  We will not effect any conversion of the Note, to the extent Lender and Frederick DeLuca, after giving effect to such conversion would beneficially own in excess of 9.9% of our outstanding common stock (the “Beneficial Ownership Limitation”).  The Beneficial Ownership Limitation may be waived by the Lender upon not less than sixty-one (61) days prior written notice to us unless such waiver would result in a violation of the NASDAQ shareholder approval rules.

Furthermore, in the event of any conversions of principal to ONSM shares by Lender (i) the up to $500,000 balloon payment will be reduced by the amount of any such conversion and (ii) the interest portion of the monthly payments under the Note for the remaining months after any such conversion will be adjusted to reflect the outstanding principal being immediately reduced for amount of the conversion.

We may prepay the Note at any time, provided that if the Note or any portion thereof is repaid prior to September 30, 2009 (the “Early Payment Date”), we shall pay the Lender all interest which would have been accrued up to and including the Early Payment Date less any interest actually paid by us through the date of repayment.

The outstanding principal is due on demand in the event a payment default is uncured ten (10) business days after written notice.

We have guaranteed to Lender that: (i) on the date or dates, as applicable, in which Lender sells all or a portion of the Shares which have become saleable by the Lender and (ii) on the Maturity Date, the Shares shall have a minimum per share value of $0.20 (the “Minimum Per Share Value”).  On the Maturity Date, we shall pay the Lender the sum of (i) the cash difference between the Minimum Per Share Value and the average sale price for each previously sold Shares (whether such number is positive or negative) multiplied by the number of sold Shares and (ii) for the Shares which were not previously sold by Lender, the cash difference between the Minimum Per Share Value and the market value of the Shares at the Maturity Date (whether such number is positive or negative) multiplied by the number of unsold shares, up to a maximum amount of $75,000 in the aggregate for items (i) and (ii).

All of the financing transaction securities were offered and sold without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, the "Securities Act"), in reliance on exemptions therefrom as provided by Section 4(2) of the Securities Act of 1933, for securities issued in private transactions to accredited investors.

The issuance of any of our shares hereunder is subject to compliance with the prior notification to NASDAQ via a Listing of Additional Securities (“LAS”) filing, the required LAS waiting period, and the ultimate approval by NASDAQ of that LAS filing.

The foregoing descriptions are summaries only, do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements described above which are filed as Exhibits to this report and are incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	12% Convertible Secured Note *
4.2	Allonge to 12% Convertible Secured Note
10.1	Note and Stock Purchase Agreement for 12% Convertible Secured Note *
10.2	Security Agreement for 12% Convertible Secured Note *
10.3	First Amendment to Note and Stock Purchase Agreement for 12% Convertible Secured Note

* Included with our report on Form 8-K filed on April 20, 2009 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

	By:	/s/ Robert E. Tomlinson
September 18, 2009		Robert E. Tomlinson, CFO